Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement (No. 333-120036) on Form S-8 of Calamos Asset Management, Inc. of our reports dated March 11, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Calamos Asset Management, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP
Chicago, Illinois
March 11, 2016